SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant   ☒
Filed by a party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a—6(e)(2))
☐	Definitive proxy statement
☒        Definitive additional materials
☐        Soliciting material under Rule 14a-12
AeroCentury Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒         No fee required.
☐         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)              Title of each class of securities to which transaction applies:

(2)              Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)              Proposed maximum aggregate value of transaction:

(5)              Total fee paid:

☐         Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)              Amount previously paid:

(2)              Form, Schedule or Registration Statement No.:

(3)              Filing Party:

(4)              Date Filed:

On April 28, 2015, AeroCentury Corp. issued the following press release and distributed it by mail to stockholders:

Toni Perazzo
Chief Financial Officer
(650) 340-1888
FOR IMMEDIATE RELEASE

GLASS LEWIS RECOMMENDS AEROCENTURY STOCKHOLDERS VOTE
ON WHITE PROXY CARD FOR AEROCENTURY’S NOMINEES

Glass Lewis REJECTS Beaumont for Election to the Board
Glass Lewis Recommends Vote FOR the Executive Compensation Advisory Proposal

BURLINGAME, Calif., April 28, 2015.  – AeroCentury Corp. (NYSE MKT: ACY), an independent aircraft leasing company, announced today that Glass Lewis & Co., LLC ("Glass Lewis"), a leading independent proxy advisory firm, has issued its comprehensive report recommending that the Company stockholders vote on the WHITE proxy card FOR AeroCentury’s nominees, Thomas W. Orr and David P. Wilson, and reject the nomination by stockholder Lee G. Beaumont of himself for election to the Board of Directors.  Glass Lewis concluded that Beaumont had failed to make a compelling case that the Board of Directors of the Company has “mismanaged or failed to properly oversee the Company’s direction, or suffers from serious governance concerns.”  Glass Lewis also recommended that stockholders vote FOR the advisory proposal approving executive compensation.

“We are very pleased that Glass Lewis, one of the leading independent proxy advisory firms, agrees with the Company, and has recommended management’s nominees over Beaumont after taking the time to carefully review the executive compensation arrangements and corporate governance issues that Beaumont has challenged and raised,” said Neal D. Crispin, President and Chief Executive Officer.

It is important that we promptly receive your vote. It is important that we receive your vote timely.  If you have NOT already voted, please IMMEDIATELY call our proxy solicitor, Georgeson, Inc. at (800) 868-1390 (Toll Free) to insure that your vote will be received in time.  Please discard any GOLD proxy or voter instruction form received from Beaumont.

Even if you have previously returned a gold proxy card or vote instruction form distributed by Beaumont, you have every right to change your vote and support AeroCentury’s nominees. Only your latest dated, validly executed vote will count.

Shareholders with questions about how to vote their shares may contact Georgeson Inc. at (800) 868-1390 (Toll Free).

AeroCentury is an aircraft operating lessor and finance company specializing in leasing regional aircraft and engines utilizing triple net leases.  Currently, the Company’s portfolio consists of thirty-eight aircraft and five engines, covering ten different aircraft types.  The Company's current customer base comprises thirteen airlines operating worldwide.